UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2013

CENTERLINE HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13237	13- 3916825
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Church Street, 15th Floor New York, NY	10007
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 317-5700

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:

On March 14, 2013, Centerline Holding Company (the “Company”) completed a reverse/forward stock split transaction which reduced the number of record holders of Common Shares of the Registration to less than 300. On March 15, 2013, the Company filed a Form 15 with the U.S. Securities and Exchange Commission (the “SEC”) to suspend its obligation to file reports and other information with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Notwithstanding the suspension of the foregoing reporting obligation, the Company has determined to file voluntarily with the SEC this Current Report on Form 8-K.

Item 1.01. Entry into a Definitive Material Agreement.

On April 28, 2013, the Board of Trustees of Centerline Holding Company, a Delaware statutory trust (the “Company”), authorized and declared a distribution of one preferred share purchase right (a “Right”) for each outstanding common share of beneficial interest in the Company (the “Common Shares”) and special preferred voting share of beneficial interest in the Company (the “Special Preferred Voting Shares” and, together with the Common Shares and any other shares of beneficial interest in the Company that become outstanding before the earlier of the Distribution Date (as defined below) and the Expiration Date (as defined in the Rights Agreement (as defined below)), the “Shares”). The distribution is payable on April 29, 2013 (the “Record Date”) to the holders of record of Shares on that date. Each Right entitles the record holder of Shares to purchase from the Company one one-thousandth of a Series B Junior Participating Preferred Share of the Company (the “Preferred Shares”) at a price of $75.00 per one one-thousandth of a Preferred Share (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of April 28, 2013, as the same may be amended and/or restated from time to time (the “Rights Agreement”), between the Company and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”).

Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (with certain exceptions, an “Acquiring Person”) has acquired beneficial ownership of 15% or more of the outstanding Shares or (ii) 10 business days (or such later date as may be determined by action of the Board of Trustees prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding Shares (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced by any certificate representing the Shares and this Summary of Rights.

The Rights Agreement provides that, until the Distribution Date (or earlier expiration of the Rights), the Rights will be transferred with and only with the Shares. Until the Distribution Date (or earlier expiration of the Rights), new certificates representing Shares issued after the Record Date upon transfer or new issuances of Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier expiration of the Rights), the surrender for transfer of any certificates representing Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire on April 28, 2014 (the “Final Expiration Date”), unless the Final Expiration Date is advanced or extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below. A committee of the independent trustees will review the Rights Agreement at least once every three months to determine whether the plan continues to be in the best interests of the Company and all of its shareholders.

The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights is subject to adjustment from time to time to prevent dilution (i) in the event of a share distribution on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then-current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash distributions or distributions payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights is subject to adjustment in the event of a distribution on the Shares payable in Shares or subdivisions, consolidations or combinations of the Shares occurring, in any such case, prior to the Distribution Date.

In connection with the Rights Agreement, the Board designated 3,000 Preferred Shares, as set forth in the Certificate of Designation of the Series B Junior Participating Preferred Shares (the “Certificate of Designation”). Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled, when, as and if declared, to a minimum preferential quarterly distribution payment of the greater of (a) $10.00 per Preferred Share, and (b) an amount equal to 1,000 times the distribution declared per Common Share. In the event of liquidation, dissolution or winding up of the Company, the holders of Preferred Shares will be entitled to a minimum preferential payment of the greater of (a) $10.00 per share (plus any accrued but unpaid distributions), and (b) an amount equal to 1,000 times the payment made per Common Share. Each Preferred Share will have 1,000 votes, voting together with the other Shares entitled to vote generally. Finally, in the event of any merger, consolidation or other transaction in which outstanding Common Shares are converted or exchanged, each Preferred Share will be entitled to receive 1,000 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

Because of the nature of the Preferred Shares’ distribution, liquidation and voting rights, the value of the one one-thousandth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right that number of Common Shares having a market value of two times the exercise price of the Right.

In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a merger, conversion or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provisions will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person which will have become void) will thereafter have the right to receive upon the exercise of a Right that number of shares of common stock of the person with which the Company has engaged in the foregoing transaction (or its parent) that at the time of such transaction have a market value of two times the exercise price of the Right.

At any time after any person or group becomes an Acquiring Person and prior to the earlier of one of the events described in the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the outstanding Common Shares, the Board of Trustees may exchange the Rights (other than Rights owned by such Acquiring Person which will have become void), in whole or in part, for Common Shares or Preferred Shares (or a series of the Company’s preferred shares having equivalent rights, preferences and privileges), at an exchange ratio of one Common Share (or a fractional Preferred Share) (or other preferred shares of the Company) equivalent in value thereto, per Right.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares or Common Shares will be issued (other than fractions of Preferred Shares which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof an adjustment in cash will be made based on the current market price of the Preferred Shares or the Common Shares.

At any time until the earlier of the tenth business day following the Share Acquisition Date (as such time period may be extended pursuant to the Rights Agreement) or the Final Expiration Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (payable in cash, Common Shares or other consideration deemed appropriate by the Board of Trustees as provided in the Rights Agreement). Immediately upon the action of the Board of Trustees ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.001 redemption price.

Any of the provisions of the Rights Agreement may be amended by the Board of Trustees prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board of Trustees in order to cure any ambiguity, or to shorten or lengthen any time period under the Rights Agreement, or to make changes which do not adversely affect the interests of holders of Rights in any material respect (other than the Acquiring Person and any affiliate or associate of such person). The foregoing notwithstanding, no amendment may be made at such time as the Rights are not redeemable.

Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a holder of shares of beneficial interest in the Company, including, without limitation, the right to vote or to receive distributions as such.

This summary description of the Rights Agreement and the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement and the Certificate of Designation, as applicable, which are attached hereto as Exhibits 4.1 and 3.1, respectively, and are incorporated herein by reference.

Item 3.03. Material Modification to the Rights of Security Holders.

Please see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 3.03.

Item 5.03. Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective on April 28, 2013, in connection with its adoption of the Rights Agreement, the Company adopted the Certificate of Designation, whereby the Company created, authorized and provided for 3,000 Preferred Shares, and set forth the rights, preferences and qualifications, limitations and restrictions on the Preferred Shares. The information regarding the Preferred Shares set forth in Item 1.01 is incorporated by reference into this Item 5.03. The Certificate of Designation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On April 29, 2013, the Company issued a press release announcing the declaration of the Rights and the adoption of the Rights Agreement. A copy of the press release is attached to this Current Report on Form 8-K (“Current Report”) as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure.

The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit Index appearing immediately after the signature page to this Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Centerline Holding Company

Date: April 29, 2013	By:	/s/ Michael Larsen
Michael Larsen
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designation for Series B Junior Participating Preferred Shares

4.1	Rights Agreement, dated April 28, 2013, between the Centerline Holding Company and Computershare Trust Company, N.A., as Rights Agent

99.1	Press Release issued by the Centerline Holding Company on April 29, 2013